Exhibit 10.1

PARTICIPATION AGREEMENT

This Participation Agreement (this “Agreement”) is made and entered into as of September 20, 2017 by and between FS SPECIAL OPPORTUNITIES I, L.P., a Minnesota limited partnership (“Principal”), and PRO-DEX, INC., a Colorado corporation (“Participant”).

PRELIMINARY RECITALS

A.

Pursuant to the terms and provisions of that certain Promissory Note executed by 414 New York LLC, a New York limited liability company (“Borrower”), made payable to the order of the Principal in the original principal amount of Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00), and dated September 20, 2017 (the “Note”), Principal has made or will make a bridge loan (the “Loan”) to Borrower for the purpose of acquiring a leasehold interest in real property currently operated as (and to continue to operate as) a boutique hotel in New York, New York.

B.

The Loan is evidenced and secured by the Note, the Loan Agreement (as hereinafter defined) and the Loan Documents (as hereinafter defined).

C.

 Principal desires to sell to Participant and Participant desires to purchase from Principal, on the terms and conditions hereafter set forth, an undivided interest, as herein described, in the Loan and the Loan Documents, the Collateral (as hereinafter defined) and all rights, interests, and obligations hereafter pertaining to such undivided interest and all proceeds hereafter arising therefrom.

NOW, THEREFORE, in consideration of the recitals, the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is agreed by and between the parties as follows:

ARTICLE 1.

INCORPORATION OF RECITALS AND DEFINITIONS

1.1

Incorporation of Recitals.  The preliminary recitals set forth above are hereby incorporated herein and made a part hereof by this reference.

1.2

Definitions.  The following terms when used in this Agreement shall have the following respective definitions ascribed thereto:

(a)

“Advance” means the principal of the Loan disbursed from time to time.

(b)

“Advisor” means any accountant, attorney, appraiser, evaluator, surveyor, engineer, architect, or other expert hired by Principal in connection with the administration of the Loan.

(c)

“Amount of Participation” shall be deemed to mean the portion of the outstanding principal balance of the Note purchased by Participant from Principal, which portion Principal and Participant acknowledge is the pro rata portion of the outstanding Advance(s) under the Loan and the Note obtained by multiplying the aggregate amount of Advance(s) outstanding under the Note from time to time by the Participating Interest.

(d)

“Collateral” shall be deemed to mean any property, real or personal, tangible or intangible, in which Principal holds a mortgage, lien, security interest, assignment or other lien as collateral security for the Loan, and all security deposits, security titles, liens, claims, endorsements and guarantees of whatever nature now or hereafter securing the Loan.

(e)

“Collections” shall be deemed to mean all monies or other property hereafter received by Principal on account of the Loan including, without limitation, principal, interest, prepayment premiums and late charges and all other sums realized from (i) any Collateral, (ii) any Obligor, and (iii) the exercise or foreclosure by Principal of any liens, security interests, claims or rights of setoff with respect to any deposit balance or other property of any Obligor.

(f)

“Event of Default” shall be deemed to mean an Event of Default, or any default and the expiration of any cure period applicable thereto, under, pursuant to, or as defined in any of the Loan Documents.

(g)

“Extraordinary Expenses” shall be deemed to mean all costs, expenses (including, without limitation, court costs, attorneys’ fees and legal expenses, including costs, fees and expenses of appeal), taxes, assessments, insurance premiums, any charges required by the Loan Documents to be paid, or expenses which, in the good faith opinion of Principal, are necessary or desirable to protect or preserve any Collateral, and any and all other out-of-pocket expenses which are incurred by Principal, including the fees and costs of any Advisors hired by Principal (and not promptly paid or reimbursed by Borrower) at any time or from time to time hereafter, in connection with (i) the collection or enforcement of the Loan, (ii) the preservation of the Collateral, (iii) the collection or enforcement of Borrower’s liabilities to Principal or the liabilities of any Obligor, (iv) the sale, disposition or other realization upon or the recovery of possession of the Collateral, (v) any workout or other restructure, (vi) the filing and prosecution of a complaint with respect to any of the above matters or the defense of any claim, or (vii) the defense of any claim, actual or threatened, by Obligor, a receiver or trustee in bankruptcy for, or other representative of any Obligor or third party, for, on account of, or with respect to the Loan or the Loan Documents and shall include the amount of any recovery from Principal in such litigation or proceeding, whether by settlement or pursuant to a judgment that is not attributed to the gross negligence or willful misconduct of Principal.

(h)

“Loan Agreement” means that certain Loan Agreement dated September 20, 2017 by and between Borrower and Principal, as amended, restated or replaced from time to time.

(i)

“Loan Documents” shall be deemed to mean those certain Loan Documents described in Exhibit A attached thereto and made a part hereof, together with all amendments and modifications thereof, if any, from time to time in existence.

(j)

“Obligor” shall be deemed to mean any person or entity who is or may in the future become obligated to Principal with respect to the Loan including, without limitation, Borrower and any guarantor of the Loan.

(k)

“Other Participants” means any entity other than the Participant that holds a Participating Interest.

(l)

“Outstanding Principal Balance” shall be deemed to mean, at any time, the outstanding principal balance of the Note remaining unpaid at that time.

(m)

“Participant and Participant(s)” means as the context requires Participant and any Other Participant(s).

(n)

“Participation Amount” means an amount of up to $1,150,000.00.

(o)

“Participation Certificate” shall mean a certificate in form and substance similar to Exhibit B attached hereto and made a part hereof, which certificate Principal shall deliver to Participant upon purchase of Participant’s Participating Interest in the Loan, and for which Participant will, upon request by Principal, acknowledge receipt and upon which Participant will endorse on the reverse side thereof all payments of principal and interest received by Participant with respect to said Participation Certificate.

(p)

“Participating Interest” shall mean the individual interest of each of the Participant(s) in the Loan.

(q)

“Participation Percentage” means the Participation Amount divided by the total amount of the Loan times 100 (expressed as a percentage).

(r)

“Retained Amount of the Loan” shall be deemed to mean the portion of the Outstanding Principal Balance of the Note not purchased by Participant and Other Participants from Principal, minus the aggregate of amounts of repayment of principal of the Note received by Principal from Borrower or any other source and not paid by Principal to Participant and Other Participants on account of its Participating Interest.

(s)

“Retained Interest” shall be deemed to mean an undivided interest in the Loan, in the Loan Documents, in the Collateral and in all rights, interest and obligations pertaining to such undivided interest and all proceeds arising therefrom, from and after the date hereof, expressed as a percentage and calculated at any time by subtracting the Participating Interest.

(t)

“Simple Majority Interest” means Participant(s) and Principal who in the aggregate hold at least fifty-one percent (51%) of the total Loan including any Retained Interest of Principal.

(u)

“Super Majority Interest” mean those Participant(s) and Principal who in the aggregate hold at least sixty-six percent (66%) of the total Loan, including any Retained Interest of Principal.

ARTICLE 2.

SALE AND PURCHASE OF PARTICIPATING INTEREST

2.1

Sale and Purchase. Principal hereby sells and assigns to Participant, and Participant hereby purchases and accepts from Principal, upon and subject to the terms and conditions hereafter set forth, an amount of the Loan equal to Participant’s Participation Percentage.  The relationship between Principal and Participant is and shall be that of a seller and purchaser of a property interest (i.e., an outright absolute partial assignment of an undivided interest in and to the Loan, in the Collateral and in the Collections) and not a creditor-debtor relationship.  The respective interests of Principal and Participant in and to the Loan, in the Collateral and in the Collections shall be pari passu and no party shall have any priority over the other.

Notwithstanding anything to the contrary contained herein, Participant shall have no right, title or interest, of any kind or nature whatsoever, in any monies or amounts collected, received or accrued prior to the date hereof on account of or in connection with the Loan or the Loan Documents.

2.2

Rights in Name of Principal.  The Loan, the Loan Documents, the Collateral and all rights, interests, remedies, obligations and proceeds thereof shall, except as specifically provided herein, at all times be held and exercised by, and in the sole name of Principal for its own account and for the account of the Participant with respect to the Retained Interest and the Participating Interest, respectively, which interests shall be ratably concurrent and coordinate, neither having any priority over the other.  Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that, with respect to the administration, servicing, and all other aspects of the Loan and the exercise of any rights or remedies under or pursuant to the Loan and the Loan Documents, Principal shall occupy the status of, act as and be considered an agent of Participant, it being the intent of the parties hereto that this Agreement shall not constitute nor be construed to create a partnership or joint venture of any kind between Principal and Participant.  Except as expressly set forth herein, Principal shall not have a fiduciary relationship of any kind with Participant, and nothing contained in this Agreement, whether expressed or implied, is intended or shall be deemed to impose upon Principal any other obligations with respect to the transactions contemplated hereby.

2.3

No Recourse.  The sale of the Participating Interest by Principal to Participant pursuant to this Agreement shall be, except for any recourse of Participant against Principal arising out of a breach or default hereunder by Principal, without recourse against Principal.

ARTICLE 3.

PAYMENT FOR PARTICIPATING INTEREST

In conjunction with the execution and delivery of this Agreement, Participant shall purchase $1,150,000 of the outstanding Loan to reflect its Participating Interest in the Outstanding Principal Balance as of the date of this Agreement.  Participant shall purchase the Participating Interest from Principal by paying Principal such amount by wire transfer or in immediately available funds, contemporaneously with the execution and delivery of this Agreement.  Subsequent to such payment by Participant, Principal shall cause to be delivered to Participant the Participation Certificate in the form of Exhibit B attached hereto and made a part hereof (with appropriate insertions) evidencing Participant’s share in the Loan.

ARTICLE 4.

REPRESENTATION AND WARRANTIES OF PRINCIPAL

Principal hereby represents and warrants to Participant, as of the date hereof, that:

4.1

Ownership of the Loan.  Principal is, or upon execution of the Loan Documents will be, the owner of the Loan and the Loan Documents, and has the right to offer and sell to Participant the Participating Interest.  Exhibit A attached hereto identifies all Loan Documents and, through and including the date hereof, the Loan Documents, if signed, have not been amended or modified in any respect.

4.2

Authorization.  Principal has received all authorizations as are necessary to authorize Principal’s execution of this Agreement and the consummation of the transactions contemplated hereby.

4.3

Balances.  (a) As of the date hereof, the Outstanding Principal Balance equals $2,300,000.00; and (b) no Interest has been paid on account of the Loan.

4.4

Events of Default.  There is not now any monetary default in existence under any of the Loan Documents, and, to the best of Principal’s actual (not imputed) knowledge, there is not now any non-monetary default in existence under any of the Loan Documents, Principal has not, as of the date hereof, received any notice from any party to any of the Loan Documents that said party repudiates any of its obligations thereunder.

4.5

No Warranty of Payments. Etc.  Principal makes no representation or warranty of any kind or nature, express or implied, except as specifically set forth herein, and, notwithstanding anything to the contrary contained herein, makes no representation or warranty, expressed or implied, as to (i) the due execution, construction, validity, or legal enforceability of any of the Loan Documents, (ii) the solvency or financial capacity of the Borrower or, if applicable, (any “Guarantor”) which has executed and delivered to Principal the guaranty of the obligations of the Borrower in connection with the Loan (the “Guaranty”) which is a Loan Document, (iii) the collectability of the Loan or any part thereof, (iv) the performance by any party of any covenants or other provisions of any of the Loan Documents, or (v) the past, present or future value of the Collateral or any part thereof.

ARTICLE 5.

REPRESENTATIONS OF PARTICIPANT

Participant hereby represents and warrants to Principal, as of the date hereof, that:

5.1

Independent Investigation of Loan Feasibility.  Participant has made such independent factual and legal examinations and inquiries, in addition to any examinations and inquiries made by Principal, as Participant deems necessary or desirable with respect to the Loan, the Loan Documents, the Collateral, the Borrower and any Guarantor, and the past performances of Borrower generally and with respect to the Loan and, based on such independent factual and legal examinations and inquiries, Participant has executed this Agreement and has thereby approved, and hereby reapproves, the status of the Loan and its terms (and the extent to which such terms may have been modified or amended hereby for the purposes set forth herein), the form and content of the Loan Documents, the nature and value of the Collateral and the financial condition and creditworthiness of the Borrower and any Guarantor.  Participant has received and made a complete examination of copies of all Loan Documents it requires to be examined.  Participant acknowledges that Participant has been provided with or granted access to all financial and other information that Participant has requested or believes to be necessary to enable Participant to make an independent and informed judgment with respect to the Borrower and any Obligor and their credit and the desirability of purchasing an undivided interest in the Loan.  Participant is participating with Principal based upon Participant’s own independent examination and evaluation of the Loan transaction and the information furnished with respect to Borrower and without any representations or warranties from Principal as to the Borrower’s financial suitability, the appropriateness of the investment and the value and security of the Collateral.  Without limiting the generality of the foregoing, Participant acknowledges that Principal has made no guaranty of repayment, it being understood Participant shall look only to Borrower, any Obligor and to the Collateral for repayment of the Loan.

5.2

Authorization.  Participant has received all authorizations as are necessary to authorize Participant’s execution of this Agreement and the consummation of the transactions contemplated hereby.

5.3

Own Account.  Participant is acquiring the Participating Interest for its own account with the present intention to hold the same and not to resell other than to other owners of Participating Interest in the Loan.

ARTICLE 6

ADMINISTRATION

6.1

Administration.  Principal shall administer the Loan for the benefit of the Principal and the Participant(s) in accordance with the customary policies and procedures under which it administers loans for its own account and shall, subject to Article 8, exercise for the benefit of Principal and Participant(s) all rights and interests (including Participant(s)’ rights and interests) with respect to the Loan, the Loan Documents and other Collateral.  As to parties other than Participant(s), Principal is authorized to deal with such parties as though it were the absolute owner of the Loan, the Loan Documents and the Collateral, subject to the rights of Participant hereunder.  Any person, firm or corporation may deal with Principal concerning the Loan in the same manner as if the Participating Interest was not outstanding and Principal were the sole owner of the Loan, subject to the rights of Participant hereunder.  Principal may perform any of its obligations hereunder by or through its agents, employees or attorneys.  The Loan Documents shall be held in trust by the Principal for the benefit of Participant to the extent of its Participating Interest.

6.2

Collections and Servicing of Loan.  Principal shall collect from Borrower or any other Obligor any and all Collections, all in accordance with Principal’s usual practices and procedures.  Principal shall hold all Collections received by Principal for the pro rata benefit of Participant(s) and Principal, Participants’ portion of any Collections shall be that amount equal to its Participating Interest thereof.  Participant’s fractional interest in all such sums, as determined by Participant’s Participating Interest, shall be paid within three (3) business days following receipt thereof, by wire transfer or immediately available funds, to the Participant.  Principal shall not be required to remit to Participant any amount not actually collected by Principal, whether or not the Loan is then in default.  Until remitted to Participant, Principal will hold Participant’s share of all Collections as agent for Participant.  Principal shall exercise due diligence in order to recover from the Borrower, but shall not be obligated to recover, all expenses properly incurred by Principal which, according to the terms of the Loan Documents or according to law, are reimbursable by Borrower and, upon collection thereof, Principal shall remit to Participant Participant’s share thereof by wire transfer or immediately available funds, but only to the extent that Participant has actually contributed to the payment of such expenses.

6.3

Books and Records; Inspection of Records by Participant.  Principal shall maintain with respect to the Loan its customary records and all records required by governmental authorities, agencies and instrumentalities having or exercising jurisdiction over Principal, for inspection by Participant at the address set forth in Section 10.9 hereof, at all reasonable times during the normal business hours of Principal.  Principal shall provide to Participant (a) all required financial reports and tax returns under the Loan Documents at no expense to the Participant, within a reasonable time after receipt thereof by Principal, and (b) copies of other documents received by Principal in connection with the Loan upon request and at Participant’s sole expense (unless such copies are delivered electronically, then such copies will be delivered by Principal at no expense to Participant).  It is agreed and understood that Principal’s delivery of such documents to Participant shall not be deemed a representation or warranty as to their accuracy or adequacy, but shall be solely for Participant’s convenience.  Participant shall have the right, at Participant’s sole expense and at any time during the normal business hours of Principal upon reasonable notice, to require an accounting for all monies or other property received by Principal in connection with the Loan.  Principal shall not be required to segregate from its own funds Participant’s share of Collections actually received, but shall maintain separate, internal records with respect to Participant’s share of the Loan.

6.4

Expenses.  All normal costs and expenses associated with Principal’s overhead in collecting the Loan shall be paid for by Principal.  Upon demand by Principal, however, Participant shall pay to Principal in proportion to Participant’s Participating Interest of the Loan its portion of all Extraordinary Expenses incurred by Principal (and supported by invoices or other documentation) in connection with the Loan and not promptly paid or reimbursed by Borrower and Principal has the right to offset from Collections otherwise payable to Participant, the Participant’s share of Extraordinary Expenses.

6.5

Litigation Regarding the Loan.  If Principal is of the opinion that the services of an attorney should be retained for the protection of the interests of Principal and Participant(s), Principal shall select and retain an attorney to represent Principal and Participant(s).  Participant(s) shall pay on demand its portion of the fees and expenses of such attorney in proportion to its Participating Interest in the Loan.

6.6

Intentionally Omitted.

6.7

Warrant.  Participant shall be entitled to have the number of warrants issued pursuant to the Loan Documents multiplied by the Participation Percentage, issued in its name (or its designee’s name) as and when issued.

6.8

Disbursements. Participant and Principal hereby agree that Principal shall make Advances of proceeds of the Loan in accordance with the terms and conditions of the Loan Documents. Each Advance shall be disbursed ratably for the account of all Participants in their respective Participation Percentage.

Upon notice from Principal of any Advance of Loan proceeds to the Borrower, Participant shall immediately on the date of such Advance, advance to Principal (in immediately available funds) Participant’s share of said Advance calculated by multiplying the Advance by Participant’s Participating Interest. Principal shall thereupon, as Participant’s agent, Advance such sum to Borrower and issue to Participant a Participation Certificate or endorsement confirming the aggregate amounts owed to Principal by Borrower under the Loan and Participant’s Participation Percentage of such amounts.

In the event Principal elects, in its sole discretion, to make additional Advances or incur expenses for taxes, insurance premiums, and other items deemed necessary or advisable by the Principal to collect, enforce or protect the Loan and any property securing the Loan, including, but not limited to, attorney’s fees, court costs and disbursements, Participant shall immediately reimburse Principal for its Participation Percentage of amounts advanced or expended by Principal. Principal shall remit to Participant its Participation Percentage of such amounts recovered by Principal from Borrower, if any.

6.9

Powers Granted to Principal.  Principal is authorized, in its sole discretion, to act on behalf of the Participant, subject to the limitations herein contained (including without limitation the limitations of Section 6.10 below): (i) to negotiate, control, manage and service the Loan, (ii) to enforce or to refrain from enforcing the Note and the other Loan Documents, (iii) to give consents, approvals or waivers in connection with the Note and the other Loan Documents, (iv) to agree to any amendments or modifications of the Note and the other Loan Documents, (v) to acquire additional security for the Loan, (vi) to take or refrain from taking any action and to make any determination provided for herein or in the Note or the other Loan Documents, and (vii) to exercise all such powers as are incidental thereto.  Principal shall use care as described in Section 7.3 in the exercise of such rights and in all other actions taken or not taken in connection with the administration of the Loan.

6.10

Limitations on the Principal’s Actions.  The Principal shall not, without the prior consent, approval or concurrent action of the Participant:  (i) consent to or accept any cancellation or termination of the Note or any other Loan Document, (ii) extend the maturity date of the Loan beyond its original maturity date or extend the date of any interest or principal payment thereunder, (iii) increase the principal amount of the Note, (iv) reduce the interest rate of the Note or otherwise reduce the amount of any payment of principal of or interest on the Note, or (v) release, either partially or fully, any material part of the Collateral given as security for the Loan.

6.11

Allocation of Expenses and Losses.  Principal and Participant shall share in accordance with the Retained Interest and the Participating Interest, respectively, all Extraordinary Expenses.  Participant shall remit to Principal, by wire transfer or in immediately available funds, a share of such expenses, in an amount equal to the then Participating Interest multiplied by the total of such expenditures, immediately after written request therefor is made by Principal.  Principal and Participant shall also share, in accordance with the Retained Interest and the Participating Interest, respectively, in any and all losses or liabilities experienced with respect to the Loan, the Loan Documents or the Collateral.  Consistent with and not in contradiction of the terms of the preceding sentence, Participant shall hold Principal harmless from and against any loss or liability incurred by Principal arising out of or in any way connected with the Loan, the Loan Documents or the Collateral unless the same shall occur through Principal’s gross negligence or willful misconduct.  Principal shall hold Participant harmless from and against any loss or liability incurred by Participant arising out of or in any way connected with the Loan, the Loan Documents or the Collateral unless the same shall occur through Participant’s gross negligence or willful misconduct.

6.12

Right of Offset.  Either Principal or Participant may, at its option, offset any amount due from the other party under this Agreement against any remittance which shall be due or shall thereafter become due to such other party pursuant to the terms of this Agreement.

ARTICLE 7.

PRINCIPAL’S DUTY OF CARE AND RESPONSIBILITY TO PARTICIPANT

7.1

Risk of Nonpayment.  Participant accepts the full risk of nonpayment by Borrower and any other Obligor of the Loan and of Participant’s interest in the Loan and agrees that Principal shall not be responsible for nor shall Principal warrant or represent the payment, performance or observance by Borrower or any other Obligor of any of the terms, covenants or conditions of the Loan Documents.

7.2

No Warranties.  Participant(s) specifically acknowledges that Principal has made no warranty or representation, express or implied, to Participant with respect to the solvency, condition (financial or other) or future condition (financial or other) of Borrower or any Obligor.

7.3

Duty of Care.  In its capacity under this Agreement, Principal shall only be accountable for reasonable diligence of its functions in the management and administration of the Loan as required hereunder and shall not be liable for any negligence or default save the direct acts or omissions of itself and its employees and then only arising out of gross negligence or willful misconduct.  In the exercise of any of its duties or powers or in its administration of the Loan, the Principal may act on the advice of or information obtained from any accountant, attorney, appraiser, evaluator, surveyor, engineer or architect or other expert and shall not be responsible for any loss occasioned by acting thereon and shall be entitled to take legal or other advice and employ such assistance as may be necessary to the proper discharge of its duties and to pay proper and reasonable compensation for all such legal and other advice or assistance which compensation shall be an “Extraordinary Expense” and shall be paid on demand by the Participant(s) in proportion to its Participating Interest.  Principal shall not be responsible for any negligence or misconduct on the part of any accountant, attorney, appraiser, evaluator, surveyor, engineer, architect or other expert or be bound to supervise the proceedings of any such appointee provided that Principal shall use reasonable care in the selection of such person or firm.  Notwithstanding anything to the contrary contained in this Agreement or in any law applicable generally to transactions of the type evidenced by this Agreement, Principal may act upon any written or oral notice, or any consent, certificate, cable, telex or any instrument or writing believed by Principal to be genuine.  Principal shall not be liable to Participant(s) under any circumstances directly or indirectly, for any action taken or omitted to be taken, by it in good faith, nor shall the Principal be liable or responsible for the consequences of any oversight or errors of business judgment made in good faith and in accordance with prudent lending practices.

ARTICLE 8.

DEFAULT AND ENFORCEMENT OF REMEDIES

8.1

Advances.  Although nothing herein shall be construed as requiring Principal to advance its own funds other than as may be required if it is a Participant in the Credit, if Principal advances its own funds on behalf of Obligor and if, within ten (10) days thereafter, Obligor has not repaid such advance, Principal may declare such failure to constitute an Event of Default and may take action to collect and enforce payment and performance regardless of whether any Participant has consented to the same.

8.2

Knowledge.  Principal may assume that no default or Event of Default has occurred and is continuing unless Principal has actual knowledge of a default or Event of Default.

8.3

Notice.  Principal shall, as soon as possible, give Participant notice of the occurrence of any Event of Default. Principal shall not be required to notify Participant prior to delivery of any such notice to Obligor, provided that Principal shall deliver to Participant a copy of such notice. In the event of an occurrence of an Event of Default requiring a vote, Principal shall develop a plan to address such Event of Default within a reasonable time (5 to 7 business days) following its receipt of certain knowledge that such Event of Default has occurred and such plan shall be put to a vote in accordance with Section 8.8.

8.4

Super Majority Consent.  Principal agrees that it shall obtain the consent of a Super Majority Interest in accordance with the provisions of Article 8 prior to: (i) effecting a restructuring of the Loan or Loan Documents including extension or acceleration of the maturity of any indebtedness, or any change in interest rate (except for default rate provisions, if any); (ii) commencement of foreclosure; (iii) exercise of any power of sale; (iv) acceptance of a deed in lieu of foreclosure; and (v) liquidation or disposing of Collateral.

8.5

Majority Consent.  Principal agrees that it shall obtain the consent of a Simple Majority Interest in accordance with the provisions of Article 8 prior to any modification, waiver, forbearance, or indulgence under the Loan Documents that does not require the consent of a Super Majority Interest as expressly established in Section 8.4 above.

8.6

Status.  In the event that enforcement actions are instituted, Principal shall keep Participant informed to the extent of Principal’s knowledge as to the progress of the proceedings.

8.7

Employment of Advisors.  If Principal is of the opinion that the services of an Advisor should be retained for the protection of the interests of the Principal and Participants, Principal shall select and retain, in its sole discretion, such Advisor to represent the Principal and Participants. Principal may act on the advice of, or on the basis of information obtained from, any Advisor; provided that Principal:

(a)

Shall have used reasonable care in the selection of such person;

(b)

Shall not be responsible for any negligence or willful misconduct on the part of any such Advisor;

(c)

Shall not be responsible for any loss occasioned by acting on such advice or assistance;

(d)

Shall be entitled to pay reasonable compensation for such advice or assistance, and

(e)

Such compensation shall constitute an Extraordinary Expense and, upon demand of Principal, shall be paid by the Participant(s) to the extent of its Participation Percentage.

8.8

Voting Procedures. If an action required by Principal under the Loan Documents or this Agreement requires a vote or consent by Participant, as established pursuant to Sections 8.4 and 8.5 above, Principal shall conduct such as follows:

(a)

Principal shall develop a recommendation to address the action requiring consent (each such recommendation, a “proposed action”) within a reasonable time (5 to 7 business days) following its receipt of certain knowledge that action is required (the “plan date”);

(b)

Principal shall make a diligent telephonic effort to obtain approval for the proposed action from a Super Majority Interest;

(c)

If a Participant does not vote or otherwise communicate its opposition to the action, such Participant shall be deemed to have consented.

(d)

If such Super Majority Interest is required and cannot be obtained within a reasonable time (3 to 5 business days) following the plan date, Principal may rely on a Simple Majority Interest if such has been obtained provided there are two or more affirmative votes in such Simple Majority Interest.

8.9

Collection and Related Expenses.  All expenses of collection, including without limitation, attorneys’ fees, publication or foreclosure expenses and transfer fees or taxes, incurred by Principal in connection with a Workout or Collection Procedures are Extraordinary Expenses, and Participant shall pay its portion thereof in proportion to its Participating Interest in the Loan immediately upon demand by Principal.

ARTICLE 9.

LIMITATION OF LIABILITY

Neither Principal nor any of its directors, officers, agents or employees shall be liable to Participant for any action taken or omitted to be taken by Principal or by any of them under or in connection with this Agreement, and neither Principal nor such directors, officers, agents, or employees shall be responsible to Participant for the consequences of any oversight or error of judgment nor be answerable to Participant for any loss whatsoever unless the same shall occur through their own gross negligence or willful misconduct except that Principal may be liable to Participant for Principal’s breach of this Agreement.

Neither Participant, nor any of its directors, officers, agents or employees shall be liable to Principal for any action taken or omitted to be taken by Participant or by any of them under or in connection with this Agreement, and neither Participant nor such directors, officers, agents, or employees shall be responsible to Principal for the consequences of any oversight or error of judgment nor be answerable to Principal for any loss whatsoever unless the same shall occur through their own gross negligence or willful misconduct except that Participant may be liable to Principal for Participant’s breach of this Agreement.

ARTICLE 10.

MISCELLANEOUS

10.1

Transfer of Responsibilities.  In the event that:

(a)

Principal shall breach the terms of this Agreement and Principal shall have failed to cure such default within thirty (30) days after giving written notice thereof to the Principal (or, if the default is of a nature that it cannot reasonably be cured within such thirty (30) day period, such additional period of time not to exceed sixty (60) additional days as may be reasonably required so long as Principal immediately commences its cure and thereafter diligently prosecutes such cure to completion); or

(b)

Principal shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in voluntary bankruptcy or for an arrangement or reorganization pursuant to Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing (“Bankruptcy Proceeding”), or shall become “insolvent” as that term is defined in the Code, or shall file an answer admitting insolvency or inability to payor shall fail to pay its debts as they become due, or shall fail to obtain a vacation or stay of any involuntary Bankruptcy Proceeding within one hundred twenty (120) days after the institution of the same, or shall be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, or shall have a custodian, trustee or receiver appointed for or have any court take jurisdiction of its property, or any part thereof, in any voluntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged or such jurisdiction not be relinquished, vacated or stayed within one hundred twenty (120) days; or

(c)

Principal shall be dissolved, liquidated or wound up; then, in such event upon the written demand of the Participant, Principal shall tum over to and shall assign, endorse and transfer the Loan Documents and other Collateral to the Participant, without recourse, and Principal shall be relieved of its obligations hereunder, and with respect to Principal’s Retained Interest, Principal shall become solely a Participant with no right or obligation to administer the Loan.  Principal may on thirty (30) days advance written notice to Participant resign its obligations under this Agreement.

10.2

Other Security.  Participant hereby acknowledges that Principal hereafter may acquire one or more promissory notes of Borrower or entities under common control with or related to Borrower, other than any Note included in the Loan Documents, evidencing loans to Borrower or such other entities, as to which Participant and Principal have not entered into a Participation Agreement.  So far as Participant’s participation in the Loan is concerned, the security for the Participating Interest shall include only that security specifically listed or described in or represented by the Loan Documents, together with any substitutions therefor, and any additional security specifically pledged to Principal to secure only the Loan.  Participant shall have no interest in any collateral, property or guaranty or the proceeds thereof taken as security for any other loans made by Principal or in any other property or guaranty, or the proceeds thereof, now or hereafter in Principal’s possession or control which may be or becomes security for the Loan by reason of the general description contained in such guaranty or in any general loan and collateral agreement or note held by Principal.

10.3

Unrelated Credit. Participant acknowledges that Principal may have other existing loans and in the future may make additional loans (collectively hereinafter the “Unrelated Credit”) to the Obligor which may not be participated in by Participant. Provided the Loan is not in default, Participant further recognizes that Principal shall have no obligation to attempt to collect payments under the Loan in preference and priority over the Unrelated Credit. However, in the event the Loan is in default, the proceeds from any shared collateral shall be applied based upon the earlier of the perfection of the source of the proceeds.  If the Unrelated Credit was perfected in the source of the proceeds prior to the Loan, the proceeds shall first be applied to the Unrelated Credit and if the Loan was perfected in the source of the proceeds prior to the Unrelated Credit, the proceeds shall first be applied to the Loan.  The Principal may not without the consent of the Participant subordinate the lien serving the Loan in the Collateral to benefit the Unrelated Credit. Participant shall not solicit or enter into any arrangements for credit with the Borrower without first obtaining the prior written consent of the Principal.  As of the date of this Agreement there is no outstanding Unrelated Credit.

10.4

Principal Pledge.  Principal reserves the right to assign, pledge or transfer its rights and interest in the Loan and this Agreement to a third party as security for any loan obtained by Principal the proceeds of which are to be disbursed by Principal to Borrower under the Loan Documents and in furtherance thereof may collaterally assign and pledge the Note and Loan Documents under a “Collateral Assignment of Note and Loan Documents” (“Collateral Assignment”).  Pursuant to the Collateral Assignment, the holder thereof may be entitled upon a default under the loan made to Principal to realize upon and exercise the Collateral Assignment and succeed to the interest of Principal in the Loan Documents and this Agreement and shall thereafter be substituted in place of Principal as lead under this Agreement.  Participant acknowledges and consents to the foregoing.

10.5

Additional Participations.  At its option, from time to time Principal shall be entitled to: (a) grant one or more additional participations in the obligation of the Obligor under the Loan Documents upon similar terms to this Agreement or otherwise, and (b) at any time, without the consent of the Participant, to pay to Participant all principal interest and fees owing to Participant in respect of its Participating Interest, thereby terminating this Agreement.

10.6

Participant Delinquency.  If Participant is not timely in making any payment due to Principal, such delinquent payment shall bear interest at the default rate specified in the Loan Documents.

10.7

Attorneys’ Fees.  Neither of the parties hereto shall be otherwise responsible for the payment of the attorneys’ fees incurred by the other party in connection with the negotiation and execution of this Agreement.  Participant and its attorneys shall not be entitled to share in any expenses or attorneys’ fees previously paid by the Borrower with respect to the Loan.

10.8

Brokerage Commissions and Finder’s Fees.  Principal represents to Participant and Participant represents to Principal that there is no broker, finder, or intermediary of any kind with whom such party has dealt in, connection with this transaction.  Principal agrees to indemnify and hold harmless Participant and Participant agrees to indemnify and hold harmless Principal against and from all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for fees, commissions, or other compensation claimed to be due to any party with whom the indemnifying party may have dealt in connection with this transaction, including, without limitation, costs and reasonable attorney’s fees incident thereto.

10.9

Notices.  Any notice required or permitted to be given hereunder shall be in writing, and shall be either personally delivered to the party to whom it is to be sent, or shall be sent by (a) U.S. certified or registered mail, return receipt requested, postage prepaid, (b) a nationally recognized overnight courier, or (c) hand delivery, to the respective addresses of the parties set forth below or to such place as any party herein may by notice given as provided herein designate for receipt of notices hereunder.  Any such notice shall be deemed given and effective upon receipt thereof by the party to whom it is to be sent.

To Participant:

Pro-Dex, Inc.

2361 McGaw Ave.

Irvine, CA 92614

Attention:  Richard Van Kirk

To Principal:

FS Special Opportunities I, L.P.

3033 Excelsior Blvd., Suite 560

Minneapolis, MN 55416

Attention: Ray Cabillot

10.10

Severability of Provisions.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision(s) shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision(s) had been incorporated herein as so limited, or as if said provisions had not been included herein, as the case may be.

10.11

Amendments.  No provision of this Agreement may be waived, changed or modified, or the termination or discharge thereof agreed to or acknowledged, orally, but only by an agreement in writing, signed by the party against whom the enforcement of any such waiver, change, modification, termination or discharge is sought.

10.12

Successors and Assigns.  Except as otherwise provided herein, all of the terms of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

10.13

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

10.14

Section Headings.  The headings on the several sections hereof are included only for convenience of reference and are not intended to govern or aid in the construction of any provisions of the several sections hereof.

10.15

No Third Party Beneficiary.  This Agreement is made for the sole benefit of Principal and Participant and their respective permitted successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement.

10.16

Governing Law.  This Agreement has been negotiated, executed and delivered in, and the terms and provisions hereof shall be governed by and construed in accordance with the internal laws of, the State of Minnesota.

10.17

Time of Essence.  Time is hereby declared to be of the essence of this Agreement and of every part hereof.

10.18

Complete Agreement.  This Agreement contains the complete agreement between the parties and supersedes any prior understanding, agreements or representations by or between the parties, written or oral, which may be related to the subject matter hereof in any way.

10.19

Termination.  This Agreement shall terminate when Participant has been paid the Amount of Participation plus:  (a) all accrued and unpaid interest due thereon and (b) all unreimbursed costs and expenses advanced by Participant pursuant to Section 6.4 hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PRINCIPAL:	FS SPECIAL OPPORTUNITIES I, L.P.

By: Farnam Street Capital, Inc.
Its: Managing Partner

	By:	/s/ Peter Haeg
	Name:	Peter Haeg
	Its:	GP

PARTICIPANT:	PRO-DEX, Inc.
a Colorado corporation

	By:	/s/ Rick Van Kirk
	Name:	Rick Van Kirk
	Its:	CEO

EXHIBIT A

LOAN DOCUMENTS TO BE DELIVERED TO PARTICIPANT:

1.  $2.3MM Promissory Note

2.  Loan Agreement (attached hereto)

3.  Security Agreement

4.  Guaranties (Carmichael and Arend)

5.  Pledge Agreements (Carmichael, Arend and T.A. LLC)

6.  Consent and Waiver to Pledge

7.  Assignment of Membership Interest In-Blank (Carmichael, Arend and T.A. LLC)

8.  LLC Resolutions

9.  UCC-1 Financing Statements (Borrower, Carmichael and Arend)

10.Warrants

11. Acquisition Documents

12. Loan Closing Statement

EXHIBIT B

PARTICIPATION CERTIFICATE

September 20, 2017

FS Special Opportunities I, L.P., a Minnesota limited partnership (“Principal”), hereby acknowledges receipt from PRO-DEX, INC., a Colorado corporation (“Participant”) the sum of One Million One Hundred Fifty Thousand and 00/100 Dollars ($1,150,000.00), and hereby certifies that there has been allocated to the Participant a  (50.00%) undivided Participating Interest in that certain loan (“Loan”) in the amount of Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00) made by the Principal to 414 New York LLC, a New York limited liability company (“Borrower”).

This is to certify that as of this date Participant has an aggregate participation in the following described loan held by the Principal, pursuant to the provisions of that certain participation agreement entered into between Principal and Participant and dated September 20, 2017 (the “Participation Agreement”):

BORROWER:		414 New York LLC
		217 Arundel Street
		St. Paul, MN 55102

AMOUNT OF LOAN		$2,300,000.00

DATE OF LOAN:		September 20, 2017

PARTICIPATING
INTEREST:		50.00%

Current Participation Certificate Balance:		$
Repayment since last Participation Certificate:	-	$0.00
Adjusted Participation Certificate Balance:		$
New Qualified Advance Request:	+	$1,150,000.00
New Adjusted Participation Certificate Balance:		$1,150,000.00

This Participation Certificate is issued pursuant to, and the Participating Interest evidenced hereby is subject to, the terms of the Participation Agreement.

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION OR AN APPROPRIATE EXEMPTION THEREFROM UNDER GOVERNING SECURITIES LAWS. TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE FURTHER RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF THE AFORESAID PARTICIPATION AGREEMENT AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH SUCH AGREEMENT.

PRINCIPAL:	FS SPECIAL OPPORTUNITIES I, L.P.

By: Farnam Street Capital, Inc.
Its: Managing Partner

	By:	/s/ Peter Haeg
	Name:	Peter Haeg
	Its:	GP

PARTICIPANT:	PRO-DEX, Inc.
a Colorado corporation

	By:	/s/ Rick Van Kirk
	Name:	Rick Van Kirk
	Its:	CEO

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of September 20, 2017, by and between 414 NEW YORK LLC, a New York limited liability company (“Borrower”), whose address for notice is 217 Arundel Street, St. Paul, MN 55102 and FS SPECIAL OPPORTUNITIES I, L.P., a Minnesota limited partnership (together with its participants, successors and assigns, the “Lender”), with offices at 3033 Excelsior Boulevard, Suite 560, Minneapolis, MN 55416.

Borrower wishes to borrow from Lender and Lender wishes to lend to Borrower certain funds to acquire a leasehold interest in certain real estate operated as a hotel located in the Borough of Manhattan, County, City and State of New York and legally described on Exhibit A, attached hereto (the “Subject Property”) and certain personal property related to the operation of such hotel pursuant to this Agreement.

In consideration of one dollar and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, and in consideration of the mutual covenants and obligations contained in this Agreement, Lender and Borrower agree as follows:

1.

DEFINITIONS.  Capitalized terms in this agreement have the following meanings:

“Advances” means loans made by the Lender to the Borrower hereunder and all loans evidenced by the Note.

“Affiliate” includes, with respect to any party, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and, in addition, in the case of Borrower, each officer, director, governor, manager, member, joint venturer or a partner of Borrower.

“Agreement” or “Loan Agreement” means this agreement as supplemented, revised and modified from time to time.

“Acquisition Documents”  means, collectively, (a) that certain Agreement of Purchase and Sale dated as of July 5, 2017 by and between the Borrower, as buyer, and Original Tenant, as seller; (b) that certain Reinstatement and First Amendment to Purchase and Sale Agreement dated as of September 20, 2017 by and between Borrower and Original Tenant; (c) that certain Assignment and Assumption of Lease and Reservation of Rights Agreement dated September 20, 2017, by and between Borrower and Original Tenant; (d) that certain Landlord Consent to Assignment dated September 20, 2017 by and among Borrower, Seller and Landlord; and (e) that certain Lessor’s Estoppel Certificate dated September 20, 2017 executed by Landlord and Borrower.

“Collateral” means the Collateral, as defined in the Security Agreement and the Pledge Agreements.

“Commercial Code” means the Uniform Commercial Code as enacted in the State of Minnesota, as applicable, as amended from time to time.

“Default” means any event, which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Event of Default” has the meaning provided in Section 12 of the Agreement.

“GAAP” means Generally Accepted Accounting Principles consistently applied and maintained throughout the period indicated and consistent with the financial statements previously delivered to Lender.  Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

“Guarantors” means Mark L. Arend and Nicholas E. Carmichael and any other Person hereafter guarantying the Obligations.

“Guaranty(ies)” means those certain Guaranty Agreements dated as of the date hereof from the Guarantors and any other agreement whereby a Person guarantees the payment or performance of any of the Obligations.

“Hazardous Substance” means any “hazardous substance,” “hazardous waste,” “pollutant,” “contaminant” or other similar material as defined by any United States federal, state, or local law or rule applicable to Borrower or any of the Collateral.

“Independent Public Accountants” means any firm of independent certified public accountants that is acceptable to the Lender.

“Landlord” means 414 WEST PND HOTEL SAI, LLC, a New York limited liability company.

“Lease” means that certain Lease Agreement dated February 3, 2014 by and between Landlord and and W. 46th St. Associates LLC, a New York limited liability company (the “Original Tenant”) for real property commonly known as  West 46th Street, New York, New York 10036, as amended by (i) that certain Amendment to Lease dated March 14, 2014 and (ii) that certain Second Amendment to Lease dated as of May 24, 2017, each between Landlord and Original Tenant and as assigned by Original Tenant to Borrower pursuant to that certain Assignment and Assumption of Lease and Reservation of Rights Agreement dated September 20, 2017 and consented to by Landlord pursuant to that certain Landlord Consent to Assignment dated September 20, 2017.

“Liabilities” of any Person means those items that, in accordance with GAAP, would appear as Liabilities for borrowed money on a balance sheet, excluding Subordinated Debt.

“Loan” means the $2,300,000.00 term facility from Lender to Borrower referred to in Section 2.

“Loan Document(s)” means individually or collectively, as the case may be, this Agreement, the Guaranties, the Note, the Security Agreement, the Pledge Agreements, and any and all other documents executed, delivered or referred to herein, as originally executed and as amended, revised, supplemented and replaced from time to time.

“Maturity Date” means September 30, 2018.

“Note” means the $2,300,000.00 term note referred to in Section 2.

“Obligations” has the meaning set forth in the Security Agreement and all obligations of the Borrower under this Agreement and the Loan Documents.

“Person” means any natural person, corporation, firm, partnership, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

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“Plan” means each employee benefit Plan or other class of benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of Borrower.

“Pledge Agreements” means those certain Pledge Agreements executed by the Guarantors and pledging their respective membership interests in the Borrower as collateral to secure the Obligations and the obligations of the Guarantors under the Guaranties.

 “Security Agreement” means that certain Security Agreement of even date herewith executed by the Borrower, as debtor, in favor of the Lender, as secured party, and any and all other Security Agreements heretofore or hereafter.

“Security Interest” means any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Borrower or any Guarantor to grant any lien, security interest or pledge, mortgage or encumber any asset.

“Tax Distributions” means distributions made by Borrower in order to fund taxes imposed on direct or indirect owners of Borrower solely attributable to the income of the Borrower.

2.

REAL ESTATE TERM LOAN.

2.1

Nature and Amount of Commitment.  Subject to the terms and conditions of this Agreement, the Lender agrees to make a single Advance (the “Loan”) not to exceed $2,300,000.00.

2.2

The Note.  The obligation of the Borrower to repay amounts outstanding under the Loan shall be evidenced by a promissory note (the “Note”) of even date herewith and made payable to the order of the Lender by the Borrower in the original principal amount of Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00).

2.3

Interest.  The outstanding principal indebtedness evidenced by the Note shall bear interest (computed upon the actual number of days elapsed in a 360-day year) at a fixed rate equal to twenty-two percent (22.0%) per annum.  Borrower may reduce the interest rate by 1.0%  for each One Hundred Thousand Dollar ($100,000.00) reduction of principal made to a maximum reduction of two percent, thereby reducing the interest rate applicable to the Obligations to a minimum amount equal to twenty percent (20.0%) per annum.

2.4

Principal and Interest Payments.  The Borrower shall make the following principal and interest payments on the Loan:

(a)

Commencing on October 1, 2017 and on the first day of each month thereafter, the Borrower shall pay all accrued and unpaid interest.

(b)

On the Maturity Date, the Borrower shall make a final payment of all outstanding principal and any accrued and unpaid interest outstanding under the Note.

(c)

To the extent not repaid in full on the Maturity Date, commencing on October 1, 2018 and on the first day of each month thereafter, Borrower shall pay an installment of principal equal to 1/84th of the principal balance outstanding under the Note on the Maturity Date.

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3.

PAYMENT/PREPAYMENT/APPLICATION/FEES.

3.1

Manner of Making Payments.  All payments of principal and interest made by the Borrower in respect of the Obligations shall be made to the Lender at its offices set forth above, or at such other location as the Lender may otherwise direct.  All payments must be received by Lender in funds there current not later than 2:00 p.m. Minneapolis time on the date such payment is due or as the Lender may otherwise direct.  Any payments received after 2:00 p.m. Minneapolis time (or after the time the Lender may otherwise direct) shall be deemed received on the following Business Day.

3.2

Applications.  The Lender in its discretion may apply any payment received to any Obligation of the Borrower that is due and payable.

3.3

Warrant.  In conjunction with the execution and delivery of this Agreement, Borrower shall deliver to Lender (its participants and/or its designees) a warrant equal to ten percent (10%) of the equity interests in the Borrower.  The form of the warrant shall be acceptable to the Lender in its discretion. In the event that the Loan is not repaid in full on or before the Maturity Date, Borrower shall issue an additional 1% warrant to the Lender for each month after the Maturity Date that a principal balance remains outstanding as of the first day of such month.  To the extent this provision 4.3 conflicts with the terms of any warrant(s) issued (and accepted by the Lender) pursuant hereto, the terms of such warrant shall control.

3.4

Prepayment.  Borrower may prepay the Obligations in full at any time.  In the event that (a) the Obligations are prepaid on or before December 31, 2017, Borrower shall pay to Lender a prepayment fee equal to the original principal balance of the Loan multiplied by 18%, less the actual amount of interest paid by Borrower to Lender prior to the prepayment; or (b) the Obligations are prepaid after December 31, 2017 but prior to the Maturity Date, Borrower shall pay to Lender a prepayment fee equal to the original principal balance of the Loan multiplied by 20%, less the actual amount of interest paid by Borrower to Lender prior to the prepayment.  In either event, the amount calculated  under (a) or (b) above shall be due and payable in five equal installments commencing on the last day of the calendar quarter immediately following the prepayment by Borrower (March 31, June 30, September 30, or December 31)  and on the last day of each subsequent calendar quarter until paid in full.

4.

SECURITY AGREEMENT.  As security for the repayment of the Obligations, the Borrower shall duly execute and deliver to the Lender a Security Agreement in a form acceptable to the Lender, granting a first Security Interest to the Lender in and to the Collateral (as defined therein).

5.

INTENTIONALLY OMITTED.

6.

GUARANTIES.  As further security for repayment of the Obligations, the Guarantors shall duly execute and deliver to the Lender absolute and unconditional Guaranties of the Obligations in a form acceptable to the Lender.

7.

CONDITIONS PRECEDENT.  Except as otherwise provided for herein, as a condition precedent to Lender’s obligation to make any Advances, including, without limitation, the initial Advance, Borrower shall execute and/or deliver the following documents to Lender in form and substance satisfactory to Lender.

4

7.1

The Note.

7.2

Guaranties and Pledge Agreements from each Guarantor.

7.3

Security Agreement.

7.4

A resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified as true and correct by an officer/manager of Borrower, execution of this Loan Agreement and all documents referenced herein and a copy of Borrower’s articles of organization, operating agreement and/or member control agreement, as applicable (collectively, the “Organizational Documents”).

7.5

An officer/partner/manager’s certificate for each entity that directly or indirectly holds a membership interest in the Borrower, executed by such entity’s authorized officer, general partner or manager as the case may be.

7.6

Searches for state and federal tax liens, bankruptcies and judgments against Borrower and each Guarantor.

7.7

Separate UCC-1 Financing Statements covering the assets described in the Security Agreement and the Pledge Agreements.

7.8

Searches for real estate taxes and levied and pending special assessments against the Subject Property, by a title insurance company acceptable to Lender.

7.9

Certificates of Public Liability Insurance providing for coverage of fire and extended coverage insurance and all other insurance as required under this Agreement.  If Borrower fails to obtain such insurance or fails to pay the premiums for such insurance when due, then Lender may pay said premiums, renew such insurance policies or obtain a new insurance policy and charge the premiums therefore as an advance of the Loan.

7.10

A closing statement approved by Lender and/or Lender’s counsel.

7.11

All filing fees, charges, expenses and taxes (including, but not limited to, mortgage registry tax, if any) shall have been paid by Borrower

7.12

Neither Borrower nor Guarantors shall be in default under this Agreement or under any of the Loan Documents or any other agreements between such parties and the Lender.

7.13

In Lender’s reasonable opinion, there shall have been no material adverse change in the financial condition of Borrower prior to any advance.

7.14

The warranties and representations made by Borrower in this Agreement and in the Loan Documents are true and correct as if made on the date of such Advance.

7.15

Evidence satisfactory to Lender that the acquisition of the leased premises shall occur concurrent with the initial Advance.

7.16

Such other documents or items as Lender may require.

5

8.

BORROWER’S WARRANTIES, AND REPRESENTATIONS.  Borrower warrants and represents to Lender as follows:

8.1

Organization, Qualification and Authorization. The Borrower is duly organized and validly existing under the laws of the State of New York, and it (i) has full and adequate corporate power to carry on its business as now conducted, (ii) is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, and (iii) has full right and authority to enter into and perform this Agreement.  The making and performance of this Agreement and the execution and delivery of the Note and other Loan Documents do not result in the breach of, or constitute a default under, or result in the creation of any lien or encumbrance upon any property or assets of Borrower pursuant to any indenture or loan or credit agreement or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected (other than the Loan Documents). This Agreement, the Note and the Loan Documents are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

8.2

Financial Matters.  All financial statements, reports or other financial information of any kind or description of Borrower, heretofore and hereafter delivered to Lender are true and correct in all respects, have been prepared in accordance with GAAP, and fairly present the representative financial condition of the subject(s) thereof as of the respective dates thereof.  The Borrower has disclosed to the Lender in writing any and all facts known to such Borrower or which the Borrower believes might materially and adversely affect the business, operations and condition, financial or otherwise, of the Borrower and the Borrower's ability to perform its Obligations under the Loan Documents.

8.3

Property.  The Borrower has a valid and enforceable leasehold interest in the Subject Property and no default exists under the Lease and has good title to all furniture, fixtures and equipment and personal property, free and clear of all Liens, necessary to operate a 22 room hotel.  The furniture fixtures and equipment and inventory are adequate and sufficient for the use, occupancy, operation and maintenance of the Subject Property as a 22-unit hotel at full occupancy levels.

8.4

Litigation; Tax Returns; Approvals.  That there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties or operations of Borrower or on the ability of Borrower to perform this Agreement.  All United States federal, state and local income tax returns for the Borrower required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid in full.  There are no pending or threatened objections to or controversies in respect of the United States federal income tax returns of the Borrower for any fiscal year.  No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower of the Loan Documents.

8.5

No Default.  As of the date of this Agreement, the Borrower is in full compliance with all of the terms and conditions of this Agreement and no Default or Event of Default is existing under this Agreement.

6

8.6

ERISA.  To the extent applicable, the Borrower is in compliance in all material respects with ERISA.

8.7

Liens.  The Lender's Security Interests hereunder are first priority Security Interests in the Collateral.  There are no Security Interests, liens or encumbrances on the Collateral except such as are permitted by Section 11.3 or Security Interests in favor of the Lender.

8.8

Environmental Law.  The Borrower has not received any notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or Hazardous Substance into the environment.  Borrower does not, nor shall Borrower knowingly allow anyone to store, manufacture, generate, or dispose of hazardous wastes or substances upon the Subject Property except in compliance with all applicable law.

8.9

Reaffirmation with Advances.  Each representation and warranty shall be deemed to be restated and reaffirmed to the Lender on and as of the date of each Advance under this Agreement, except that any reference to the financial statements referred to in this Section shall be deemed to refer to the financial statements then most recently delivered to the Lender pursuant to Section 9.1.

9.

AFFIRMATIVE COVENANTS.  The Borrower covenants and agrees that while any part of the principal and interest evidenced by the Note remain unpaid, Borrower will:

9.1

Financial Information.  So long as the Loan remains unpaid, furnish Lender with the following financial statements pertaining to Borrower and the Guarantors, as applicable:

(a)

Quarterly Financial Statements of Borrower. As soon as available, and in any event within thirty (30) days of each fiscal month-end, the unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such fiscal quarter and the year to date period then-ended, prepared in reasonable detail and including comparative numbers for the corresponding date and periods in the previous year, prepared in accordance with generally accepted accounting principles consistently applied.

(b)

Annual Tax Returns of Borrower and Guarantors.  Within 30 days after they are filed with the applicable governmental agencies, and in no event later than (i) in the case of Borrower, 120 days after the end of its fiscal year, and (ii) in the case of Guarantors, April 30, annually, copies of all income tax returns and related schedules, including copies of K-1 statements, of the Borrower and the Guarantors or filed requests for extensions.

(c)

Annual Financial Statements of Guarantors.  Annually, within 120 days after the end of Borrower’s fiscal year, provide the Lender with signed financial statements for all of the Guarantors, in form satisfactory to the Lender.

(d)

Other Information.  From time to time, at the Lender’s request, the Borrower shall provide the Lender with any and all other material, reports, information, or figures required by the Lender.

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9.2

Access to Records.  Permit the Lender and its representatives access to, and the right to make copies of, the books, records, and properties of Borrower at all reasonable times; and permit the Lender and its representative to discuss the financial matters of the Borrower with the officers of Borrower and with the Independent Public Accountant of the Borrower (and, by this provision, Borrower authorizes its Independent Public Accountant to participate in such discussions).

9.3

Payment of Taxes and Insurance.  Pay when due all taxes, assessments, and other Liabilities against Borrower or its properties except those which are being contested in good faith and for which an adequate reserves have been established to the satisfaction of the Lender.  Borrower shall make all withholding payments when due.

9.4

Insurance.  Pay all insurance premiums with respect to the insurance required to be maintained by Borrower under the terms of this Agreement or any of the Loan Documents and as set forth on Schedule 10.4, attached hereto.  Ensure that Lender is named “Additional Insured,” “Mortgagee” or “Lenders Loss Payee” on each of the policies, as applicable.

9.5

Notification of Management Change.  Promptly notify the Lender in writing of any substantial change in the present management of Borrower.

9.6

ERISA Plan Compliance.  Pay when due all amounts necessary to fund in accordance with the terms of any Plan.

9.7

Compliance with Laws.  Comply in all material respects with all laws, acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its business operation or Collateral or any part thereof; provided, however, that Borrower may contest any such law, act, rule, regulation or order in good faith by appropriate proceedings so long as (i) Borrower first notifies the Lender in writing of such contest, and (ii) such contest does not, in the Lender’s sole discretion, adversely affect the Lender’s right or priority in the Collateral or impair Borrower’s ability to pay the Obligations when due.

9.8

Notification of Litigation.  Promptly notify the Lender in writing and keep the Lender apprised of any litigation which (i) involves an amount in dispute in excess of $25,000, (ii) relates to the matters which are the subject of this Agreement, or (iii) if determined adversely to Borrower, would materially impair the Borrower’s financial condition.

9.9

Furnishing Information.  Promptly provide the following information to Lender:

(a)

Such information concerning the affairs and properties relating to the ownership, use, occupancy, operation and maintenance of the Subject Property as a hotel as the Lender may request from time to time;

(b)

Any condition or event which constitutes (or which upon the giving of notice or lapse of time or both would constitute) a Default or Event of Default in regard to any term, condition, warranty, representation or provision of this Agreement or any of the other Loan Documents.

(c)

Any written notices, correspondence or requirements with respect to the operation of the Subject Property as a hotel, whether from the Landlord or otherwise;

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(d)

Any material adverse financial change with respect to the Borrower, or otherwise in connection with the operation of the Subject Property as a hotel.

9.10

Deposit Accounts.  Maintain its primary operating accounts with a bank, and subject to a control agreement (if so requested by the Lender), acceptable to Lender.

10.

NEGATIVE COVENANTS.  The Borrower agrees that it will not, without prior written consent of the Lender:

10.1

Capital Expenditures.  Expend or contract to expend more than $25,000.00 during any fiscal year for fixed assets, including furniture, fixtures and equipment, whether by way of purchase, capital lease or otherwise, and whether payable currently or in the future.

10.2

Distributions.  Purchase or redeem any of Borrower’s membership interests or declare or pay any dividends or distributions, or make any payments on indebtedness of the Borrower to any of its members; provided however, so long as no default or Event of Default exists under this Agreement or would result from such payment, Borrower may make Tax Distributions to its members.

10.3

Negative Pledges.  Create or permit to exist any Security Interest on any real or personal property asset, including the Collateral and the Subject Property, now owned or hereafter acquired except:  (i) those created in the Lender’s favor and held by the Lender; (ii) liens of current taxes not delinquent or taxes which are being contested in good faith for which a full cash reserve has been established at the Lender; or (iii) purchase money security interests in fixed assets created in accordance with this Agreement.

10.4

Reorganization.  Effect any material recapitalization; or be a party to any merger or consolidation; or, except in the normal course of business, sell, transfer, convey or lease all or any substantial part of its property; or change the state of its organization.

10.5

New Business.  Enter into or invest in, or purchase any new business.

10.6

Conditional Obligations.  Become a guarantor or surety or pledge its credit or its Collateral on any undertaking of another, except to Borrower’s customers in the ordinary course of business.

10.7

Other Defaults.  Permit any default to occur under the terms of any note, loan agreement, lease, mortgage, contract for deed, security agreement, or other contractual obligation binding upon Borrower which would, with the giving of notice or passage of time, permit the acceleration or otherwise result in the maturity of Liabilities involving more than $150,000.

10.8

Fiscal Years.  Change its fiscal year.

10.9

ERISA Violations.  Violate any provision of ERISA or of any Plan.

10.10

Inconsistent Agreements.  Enter into any agreement containing any provision that would be violated or breached by Borrower by the performance by Borrower of its Obligations under any Loan Document.

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10.11

Assignment.  Assign this Agreement, or any interest herein, or all or any part of any advance to be made hereunder except with Lender’s prior written consent.

10.12

Conveyances.  Except for leases executed in the ordinary course of business, lease, sell, assign, mortgage, encumber or convey (whether by contract for deed or otherwise), or otherwise transfer, (i) all or any part of the interest of Borrower in all or any part of the Subject Property, or (ii) any ownership interests in Borrower without obtaining, in each instance, the prior written approval of Lender which approval can be withheld for any reason.

10.13

FF&E.  Permit any of the furniture, fixtures and equipment, inventory and other personal property to be removed from the hotel unless the removed item is consumed or sold in the usual and customary course of business, removed temporarily for maintenance and repair, or if removed permanently, replaced by an article of equivalent suitability and not materially less valuable, owned by the Borrower.

10.14

Salaries. At any time the Obligations are outstanding pay salaries to members of the Borrower; provided, however, the Borrower may pay annual salaries to the following members in the following amounts (gross pay):  Mark Arend and Nick Carmichael annual gross salaries of $60,000 each so long as no default or Event of Default exists and is continuing.

11.

INDEMNIFICATION.  Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, losses, damages, costs and expenses of whatever kind or nature, including, without limitation, reasonable attorneys’ fees, arising out of, incidental to or in connection with the loans contemplated hereby, whether or not due to any act or omission, including negligence of Borrower, its agents, employees or servants.  Borrower’s liability hereunder shall not be limited to the extent of insurance carried by or provided by Borrower or subject to any exclusion from coverage in any insurance policy.  Borrower’s obligations under this paragraph shall survive the payment of the Note and any Obligations and any foreclosure of the Collateral.  Borrower further hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, losses, damages, costs and expenses of whatever kind or nature, including, without limitation, reasonable attorneys’ fees, arising out of, incidental to or in connection with any liens, mortgages, deeds of trust or other encumbrances concerning the Collateral.  Borrower’s obligations under this paragraph shall survive the payment of the Note, the foreclosure of the Collateral and any sale of the Collateral.

12.

DEFAULT.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

12.1

If Borrower shall fail to pay principal or interest payable under the Note when due.

12.2

If Borrower, or any Guarantor, shall fail to keep, enforce, perform and maintain in full force and effect any provision of this Agreement or any of the Loan Documents, provided if such failure is for other than the nonpayment of money when due, then such failure shall continue for a period of thirty (30) days after the occurrence thereof.

12.3

If any representation or warranty is made by Borrower herein, or in any certificate or document furnished pursuant hereto, or submitted with or in support of the application to Lender for the Loan, proves untrue or is misleading in any material respect on the date as of which the facts set forth therein are stated or certified.

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12.4

Borrower or any Guarantor becomes insolvent or unable to pay its or his debts as they mature or either makes an assignment for the benefit of creditors or any proceedings are initiated by or against Borrower or Guarantor, alleging that Borrower or Guarantor is insolvent or unable to pay its or her debts as they mature or a petition is filed by or against Borrower or Guarantor under any of the provisions of the United States Bankruptcy Code.

12.5

Borrower or any Guarantor fails to perform any of the terms or conditions to be kept or performed by it or hereunder any other contract or agreement with Lender, now existing or hereafter arising.

12.6

Any membership interest in Borrower is hereafter transferred, conveyed, encumbered, assigned or otherwise disposed of, whether such transfer or encumbrance is voluntary or involuntary, without Lender's prior written consent.

12.7

A final determination in any action or proceeding adversely affecting  Borrower’s interest in the Lease or the Subject Property.

12.8

Commencement of an action to acquire any part of the Subject Property by eminent domain unless the same is dismissed within 60 days thereof.

12.9

Filing of any mechanics' lien against the Subject Property that is not paid in full and satisfied or released of record within 60 days after the date of said filing.

12.10

If the improvements are materially damaged or destroyed by fire or other casualty and the loss is not adequately covered by equity funds of Borrower or insurance proceeds actually collected or in the process of collection.

12.11

Execution or attachment shall have been levied against the Subject Property or any part thereof and shall continue without stay and in effect for a period of more than 20 consecutive days.

12.12

Borrower fails to perform any terms or conditions to be kept or performed by it under any mortgage, deed of trust or other encumbrance concerning the Subject Property.

12.13

Any default exists under the Lease.

12.14

A default or an event of default shall occur in the payment or performance of any other indebtedness of the Borrower or any Guarantor to the Lender or under any mortgage, deed of trust or other collateral pledge for such indebtedness.

13.

REMEDIES.  In the event of a default as defined in Section 13 hereof, Lender, at its option, in addition to any other remedies to which it might by law be entitled, shall have the right to do one or more of the following:

13.1

Terminate Lender’s obligations under this Agreement without notice to Borrower.

13.2

Declare immediately due and payable the entire unpaid balance of this Agreement, the Note and the Loan Documents, together with accrued interest thereon, and the same shall thereupon be immediately due and payable without demand or notice of any kind, all of which are expressly waived by Borrower.

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13.3

Foreclose the Lender’s interest in the Collateral and exercise any other rights and remedies thereunder.

13.4

Perform in its discretion, but without obligation to do so, any covenants or agreements of Borrower contained herein, in the Note, in the Loan Documents, or in any other document executed in connection with the Loan.  The amounts so expended by Lender, together with interest thereon from the date of advancement at the rate provided in the Note, shall be payable by Borrower upon demand and the payment thereof shall be considered an Advance under the Note and secured by the Deed of Trust.

13.5

Commence an action to enforce specifically Borrower’s performance of its obligations under the Loan Documents.

13.6

Exercise any and all other rights and remedies available at law or in equity.

The rights and remedies provided Lender herein or otherwise afforded at law or in equity are distinct and cumulative and any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any other right or remedy.  Upon the occurrence of an Event of Default, Borrower agrees to pay all expenses and costs of collection incurred by Lender under this Agreement, including, without limitation, reasonable attorneys’ fees, whether or not in connection with a judicial proceeding and whether or not in connection with an original or appellate proceeding.

Except as Lender may hereafter or otherwise agree in writing, no waiver by Lender of any breach by or default of Borrower, in any of its obligations, agreements or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same, or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such breach, nor shall Lender be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement.

14.

MISCELLANEOUS.

14.1

Notices.  All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified mail, postage prepaid, and addressed to the locations set forth on page 1 hereof, or addressed to any such party at such other address as such party shall hereafter furnish by such notice to the other parties.

14.2

Time of the Essence.  Time is expressly declared to be of the essence in the performance of this Agreement.

14.3

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors and assigns in interest.

14.4

No Third Party Beneficiary.  This Agreement is made for the sole benefit of Lender and Borrower, their successors and assigns, and no other person shall have any rights or remedies under this Agreement nor shall Lender, whether or not it elects to employ any or all of the rights or remedies available to it upon the occurrence of an Event of Default, have any obligation or liability of any kind to any third party by reason of this Agreement or any of Lender's actions or omissions pursuant thereto.

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14.5

Assignment.  The rights of Borrower under this Agreement cannot be assigned or otherwise transferred in whole or in part without Lender's prior written consent, except as otherwise provided herein.

14.6

Entire Agreement.  The entire agreement of the parties hereto has been set forth herein and in the Loan Documents and there are no agreements, representations or warranties between the parties except as set forth herein and in the Loan Documents.  Borrower agrees that Lender, its agents and employees, shall not be liable for any representations, warranties or agreements not contained in this Agreement and that if any such representations, agreements or warranties have been made, they are wholly unauthorized and not binding upon Lender.  Borrower expressly waives any claim for damages or for rescission because of any representations, agreements or warranties made by Lender, its agents or employees, other than as contained in this Agreement.  All prior agreements or contracts, written or oral, concerning the subject matter of this Agreement are hereby canceled and superseded.  Borrower expressly waives any claim for damages or for rescission because of any representations, agreements or warranties made by Lender, its agents or employees, other than as contained in this Agreement.  All prior agreements or contracts, written or oral, concerning the subject matter of this Agreement are hereby canceled and superseded.

14.7

 Severability.  The provisions of this Agreement shall be severable and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not effect the validity and enforceability of the other provisions, and this Agreement and all the terms, provisions and conditions hereof shall, in all other respects, continue to be effective and to be complied with to the full extent permitted by law.

14.8

Amendments.  No change, addition or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party to be charged.  No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced.  No valid waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement.

14.9

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but a single instrument.

14.10

Governing Law; Jurisdiction; Venue.  This Agreement shall be construed according to the laws of the State of Minnesota.  Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Agreement, the Note, any other Loan Documents or any security or guaranty for the Note.   The Borrower hereby waives any argument that venue in such forums is not convenient.

14.11

Broker’s Fees.  Any brokerage commission or finder’s fee payable in connection with the Loan or this Agreement shall be payable by Borrower and not by Lender.

14.12

Participations. Borrower acknowledges that Lender may, and shall have the right to, sell participation interests in the Loan.

14.13

Usury.  If the interest provided for by the Note and this Agreement shall become in conflict with the applicable statutory interest rate limitations now or hereafter in effect, Borrower shall pay only such interest as would legally be permitted; provided, however, that if the defense of usury is unavailable to Borrower, Borrower shall pay interest as provided for in this Agreement

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and/or the Note.  If for any reason interest in excess of the amount as limited in the foregoing sentence shall have been paid under this Agreement and/or the Note, whether by reason of acceleration or otherwise, then any such excess interest shall constitute and be treated as a payment of principal thereunder and shall operate to reduce such principal by the amount of such excess, or if more than the then principal indebtedness, such excess shall be refunded.

14.14

Conflict.  In the event of an express conflict between the terms contained herein or in any other loan document, the parties hereto agree that the terms of this Agreement shall control.

14.15

Jury Trial Waiver.  THE BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY.  THE BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER’S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE NOTE, ANY RELATED AGREEMENTS OR OBLIGATIONS THEREUNDER.  THE BORROWER HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT.  THE BORROWER ALSO AGREES THAT COMPLIANCE BY THE LENDER WITH THE EXPRESS PROVISIONS OF THIS AGREEMENT SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:	414 NEW YORK LLC

	By:	/s/ Mark L. Arend
	Name:	Mark L. Arend
	Its:	Manager

LENDER:	FS SPECIAL OPPORTUNITIES I, L.P.

	By:	/s/ Peter Haeg
	Name:	Peter Haeg
	Its:	General Partner

Signature Page to Loan Agreement

Schedule 10.4

Insurance Coverage

Broker:

IGM Brokerage Corporation

2844 Westchester Avenue

Bronx NY 10461

General Liability:

Company:

Arch Specialty Insurance Company

General Aggregate:

$2,000,000

Each Occurrence:

$1,000,000

Prod/Comp Ops:

$2,000,000

Personal Adv Injury:

$1,000,000

Damage to Rented Prem:

$100,000

Medical Expense:

$10,000

Deductible:

$0

Premium:

$10,007.38 (without terrorism)

Property:

Insurance Company:	Seneca	Cause of Loss	Valuation	Deductible
Building Limit:	$3,000,000	Special	RC	$5,000*
Business Property	$200,000	Special	RC
Business Income with Extra Expense:	$400,000	Special	ALS
Equipment Breakdown:	$3,600,000

*$10,000 deductible per occurrence for all ensuing or resulting loss from water damage caused by or resulting from a Covered Cause of loss

$25,000 deductible Flood per Occurrence

$25,000 deductible Earthquake or Volcanic Eruption

Premium:  $7,613 (without terrorism)  Terrorism is an additional $1,500

Umbrella:

Company:  Allied World National

Limit:  $10,000,000

Premium:  $2,250

Employment Practices Liability:

Company:  USLI

Limit:  $1,000,000

Deductible:  $5,000

Premium:  $1,631

Cyber Liability:

Company:  Lloyds

Limit:  $1,000,000

Deductible:  $2,500

Premium:  $1,756.55

Workers Compensation:

Company:  Travelers

Premium:  $9,162

Based on $131,249 Hotel Employees and $191,036 for clerical office

Disability:

Company:  Standard Security

Premium:  $367.20